Exhibit 99.1

Halozyme Therapeutics Approved for Listing on the American Stock Exchange
SAN DIEGO, Oct 25, 2004 /PRNewswire-FirstCall via COMTEX/ — Halozyme Therapeutics, Inc. (OTC Bulletin Board: HZYM), a development stage biopharmaceutical company developing and commercializing recombinant human enzymes, today announced that its common stock has been approved for listing on the American Stock Exchange (“Amex”). Halozyme’s common stock is expected to commence trading on the Amex under the symbol “HTI” on Monday, November 1, 2004.

“We are very excited about moving to the American Stock Exchange. It is indicative of the significant progress that Halozyme has made over the past few months, including raising $13.9 million in a private placement, signing an exclusive sales and marketing agreement with Baxter Healthcare for our drug product, Enhanze SC™, and filing a 510(k) application for our medical device, Cumulase™,” stated Jonathan Lim, MD, Halozyme’s Chairman and CEO. “Listing on the Amex will provide Halozyme’s shareholders with a desirable market structure and increased visibility in the financial community.”

The approval of the listing of the common stock on Amex is contingent upon Halozyme being in compliance with all applicable listing standards on the date it begins trading on the Amex, and may be rescinded if the Company is not in compliance with such standards.

Halozyme’s hyaluronidase (rHuPH20) is a recombinant form of the naturally occurring human enzyme and is being investigated for its ability to break down hyaluronic acid (HA), the space-filling “gel"-like substance that is a major component of tissues throughout the body. Hyaluronidase that is injected in the skin or in the muscle can temporarily digest the HA gel to enhance the penetration and diffusion of other injected drugs or fluids.

About Halozyme Therapeutics, Inc.

Halozyme Therapeutics, Inc. is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility (CUMULASE™), ophthalmology (ENHANZE SC™), and oncology (CHEMOPHASE™) communities. The company’s portfolio of products in development is based on intellectual property covering the family of human enzymes known as hyaluronidases. The first recombinant human hyaluronidase (rHuPH20) is being developed by Halozyme as a medical device (CUMULASE™), drug enhancement agent (ENHANZE SC™), and therapeutic biologic (CHEMOPHASE™).

Safe Harbor Statement

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the development and potential commercialization of its product candidates, the commencement of trading on the American Stock Exchange, the Company’s visibility in the financial community and the Company’s compliance with the listing standards of the American Stock Exchange) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company’s reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

SOURCE Halozyme Therapeutics, Inc.

David A. Ramsay, Chief Financial Officer of Halozyme
Therapeutics, Inc., +1-858-794-8889, dramsay@halozyme.com; or investors, Ina
McGuinness, imcguinness@lhai.com, or Bruce Voss, both of Lippert/Heilshorn &
Associates, +1-310-691-7100, for Halozyme Therapeutics, Inc.; or media, Kathy
Sweeney, ext. 230, kwitz@mentus.com, or Megan Riggs, ext. 200,
megan@mentus.com, both of Mentus, +1-858-455-5500, for Halozyme Therapeutics,
Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Halozyme Therapeutics, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.